Exhibit T3A-82

OFFICE OF THE SECRETARY OF STATE JESSE WHITE-Secretary of State 08215944 DECEMBER 27, 2019 ILLINOIS CORPORATION SERVICE C 801 ADLAI STEVENSON DRIVE SPRINGFIELD, IL 62703-4261 RE THE GREEN ROOM SOCIAL EQUITY PARTNERS LLC DEAR SIR OR MADAM: IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF ORGANIZATION THAT CREATED YOUR LIMITED LIABILITY COMPANY. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE. PLEASE NOTE! THE LIMITED LIABILITY COMPANY MUST FILE AN ANNUAL REPORT PRIOR TO THE FIRST DAY OF THIS ANNIVERSARY MONTH NEXT YEAR. FAILURE TO TIMELY FILE MAY RESULT IN PENALTY AND DISSOLUTION. A PRE-PRINTED ANNUAL REPORT WILL BE MAILED TO THE REGISTERED AGENT AT THE REGISTERED OFFICE ADDRESS APPROXIMATELY 45 DAYS BEFORE THE DUE DATE. PUBLICATIONS/FORMS AND OTHER SERVICES ARE AVAILABLE ON OUR WEBSITE. VISIT WWW.CYBERDRIVEILLINOIS.COM TO VIEW THE STATUS OF THIS COMPANY, PURCHASE A CERTIFICATE OF GOOD STANDING, OR EVEN FILE THE ANNUAL REPORT REFERRED TO IN THE EARLIER PARAGRAPH. SINCERELY YOURS, JESSE WHITE ILLINOIS SECRETARY OF STATE DEPARTMENT OF BUSINESS SERVICES LIMITED LIABILITY DIVISION (217) 524-8008

Form LLC-5.5 May 2018 Secretary of State Department of Business Services Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveillinois.com Payment must be made by certified check, cashier’s check, Illinois attorney’s check, C.P.A.’s check or money order payable to Secretary of State. Illinois Limited Liability Company Act Articles of Organization M#]i1:@ill0•1@!!0f.r)iW Type or print clearly. Filing Fee: $150 Approve”‘3 08215944 FILE# This space lor use by Secretary of State. Fl DEC 27 2019 JESSE WHITE SECREtARY OF STATE 1. Limited Liability company name (see Note 1 ): The Green Room Social Equity Partners LLC 2. Address of principal place of business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.) 321 Billerica Road, Suite 204, Chelmsford, MA 01824 3. Articles of Organization effective on: (check one) 52( the filing date 0 a later date (not to exceed 60 days after the filing date): _________________________ _ 4. Registered agent’s name and registered office address: Registered agent: Illinois Corporation Service Company (P.O. Box alone or c/o is unacceptable.) First Name Month, Day, Year Middle Initial Last Name Registered office: _8_0_1_A_d_la_i_S_te_v_e_n_s_o_n_D_ri_v_e __________________________ _ Number Street Springfield City IL Suite# 62703 ZIP Note: The registered agent must reside in Illinois. If the agent is a business entity, it must be authorized to act as agent in this state. 5. Purpose(s) for which the Limited Liability Company is organized: (see Note 2) The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act and/or exclusively for the purpose(s) stated below: 6. The duration of the company is perpetual unless otherwise stated. If the operating agreement provides for a dissolution date, enter Month/Day Year Printed by authority of the State of Illinois. September 2018—1—LLC 4.24

LLC-5.5

7. **Optional:** Other provisions for the regulation of the internal affairs of the company: (If additional space is needed, use sheets of this size.)

8. The Limited Liability Company has or will have on the effective date of filing one or more members.

9. Name(s) and business address(es) of the manager(s) and any member with the authority of manager:

Name	Number & Street	City	State	ZIP
Nicholas Vita	321 Billerica Road, Suite 204	Chelmsford	MA	01824
Michael Abbott	321 Billerica Road, Suite 204	Chelmsford	MA	01824
David Hart	321 Billerica Road, Suite 204	Chelmsford	MA	01824

(If additional space is needed, use sheets of this size.)

10. **Name and Address of Organizer(s):**

I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated: December 27 (Month/Day), 2019 (Year)

1. Nick R. Vita (Signature)

Nicholas Vita, Manager (Name and Title (type or print))

______ (If organizer is signing for a company or other entity, state name of company or entity.)

1. 321 Billerica Road, Suite 204 (Number Street)

Chelmsford (City)

MA (State) 01824 (ZIP)

2. ______ (Signature)

______ (Name (type or print))

______ (If organizer is signing for a company or other entity, state name of company or entity.)

2. ______ (Number Street)

______ (City)

______ (State) ______ (ZIP)

Note 1: The name must contain the term Limited Liability Company, LLC or L.L.C. The name cannot contain any of the following terms: "Corporation," "Corp." "Incorporated," "Inc.," "Ltd.," "Co.," "Limited Partnership" or "LP." However, a limited liability company that will provide services licensed by the Illinois Department of Financial and Professional Regulation must instead contain the term Professional Limited Liability Company, PLLC or P.L.L.C. in the name.

Note 2: A professional limited liability company must state the specific professional service or related professional services to be rendered by the professional limited liability company.